Exhibit 10.13

TENNANT’S

SHORT-TERM

INCENTIVE

PLAN

(STIP)

2007

Tennant Company	Incentive Plan

OBJECTIVE	To maximize Economic Profit Improvement.
STIP DESIGN

It is essential for the management team to focus on common goals and objectives and to work towards the organization’s long-term success. One vehicle to help facilitate this is a Short-Term Incentive Plan (STIP). Through the STIP, Tennant can reinforce the following:

•    making decisions based on the overall organization’s long-term success;

•    leveraging capital investments;

•    tying incentives to the business performance; and

•    successfully meeting annual individual objectives.

Given the above, Tennant’s STIP has been designed to include four basic elements:

1.   maximize returns on investment;

2.   recognize unit performance;

3.   reward teamwork across the organization; and

4.   recognize individual contributions.

ECONOMIC PROFIT (EP)

As an organization, Tennant will be utilizing Economic Profit (EP) improvement as the primary driver of our business. As a result, objectives at two levels (Corporate and Business Unit) are tied directly to EP improvement.

Corporate EP — At the Corporate/TCON level, our EP improvement target is set forth on Attachment A. Each STIP participant will have a minimum of 50% of his/her STIP award tied to the TCON EP improvement target. The primary elements of EP are:

•     Sales

•     Operating Expenses

–     Cost of Sales

–     Selling and Administration Expenses

•     Tax Rates

•     Capital Charge on net assets, including:

–     Inventories

–     Receivables

–     Property, Plant and Equipment

Payout under the TCON EP element is a function of how well the Company performs (i.e., actual EP improvement, year over year vs. target improvement).

2007 Tennant STIP

Tennant Company	Incentive Plan

ECONOMIC PROFIT (EP)

Business Unit EP — Unit EP improvement has the same characteristics as TCON EP, except it is computed at the business unit level. Each of the business units will have an EP improvement target (see Attachment A).

Minimum EP Performance Factor — If the combined business unit and corporate EP performance level fall below a 25% payout factor, the EP payout factor will be no more than 25%, the exact amount to be determined in the discretion of the Management Committee or Compensation Committee, as the case may be, so long as:

•     The payout does not equal more than 25% of the actual net operating profit before taxes of TCON or the Business
       Unit

•     The individual objectives score (see Attachment B) is equal to or greater than .90, meaning the individual met or exceeded expectations.

In such situations, the maximum payout will equal 25% of target.

Individual Contribution — The focus here is on meeting individual objectives. Each STIP participant will have annual objectives set prior to the start of the calendar year (see Attachment C). These objectives will typically be critical to helping Tennant achieve its immediate profit and/or long-term strategic goals.

At the end of the year, managers will submit their individual factor recommendations to the Management Committee, who will review the objectives to ensure that there is a consistent calibration across departments.

A factor will then be determined based on the individual’s performance. See attachment B for clarification.

Many individual factors will have some inherent level of subjectivity. To help drive a level of rating consistency across the organization, a recommended distribution of individual scores is provided in attachment B.

The Management Committee (CEO, VP of HR/Admin, CFO, and respective SMT member) will be responsible for reviewing and approving year-end performance and corresponding STIP payout awards. As these relate to executive officers, the Compensation Committee of the Board must approve the STIP awards and payouts.

2007 Tennant STIP

Tennant Company	Incentive Plan

STIP Payout Formula

STIP Payout Formula =

Base Salary X STIP Award % = Target Award

[(Target Award X Corp. EP Weighting X Corp. EP Factor)

+

(Target Award X Unit EP Weighting X Unit EP Factor)]

X

Individual Factor

Example 1 — An STIP participant has a base salary of $90,000 and a target award of 10% of base. His STIP award is based 100% on TCON EP. The Company achieves 110% of targeted EP and the individual meets 90% of his STIP objectives.

Target Incentive: $90,000 X 10% = $9,000

(Target Award X Corp. EP Weighting X Corp. EP Factor)

X

Individual EP Factor

TCON: $9,000 X 100% X 110% =

Indiv. Factor = 90% achievement = 90% (see Attachment B)

$9,900 X 90.0% = $8,910.00

Example 2 — A STIP participant has a base salary of $100,000 and a target award of 15% of base. Her STIP award is based 50% on TCON EP and 50% on North American EP. The Company achieves 100% of targeted TCON EP, 150% of targeted North America EP, and the individual meets 105% of her STIP objectives.

Target Incentive: $100,000 X 15% = $15,000

(Target Award X Corp. EP Weighting X Corp. EP Factor) +

(Target Award X NA EP Weighting X Corp. EP Factor) X

Individual EP Factor

TCON: $15,000 X 50% X 100% = $7,500

North America: $15,000 X 50% X 150% = $11,250

Individ. Factor = 105% Achievement = 105% (see Attachment B)

($7,500 + $11,250) X 105% = $19,687

2007 Tennant STIP

Tennant Company	Incentive Plan

DEFINITIONS

BASE SALARY	The total base pay of an individual for the calendar year of the plan year.

OBJECTIVES

Company and individual objectives should be developed prior to the beginning of the Plan year. Individual objectives will be approved by the respective unit head. Quarterly review and evaluation of each participant’s objectives will be the responsibility of the STIP participant and his/her manager.

MANAGEMENT COMMITTEE

This Committee has the responsibility for administration of the Plan, reviewing annual objectives, approving any changes in objectives, and resolving any issues around Plan interpretations. The Management Committee will consist of Tennant’s CEO, VP of HR/Admin, CFO, and the respective SMT member.

MATERIAL CHANGES

In those instances where there are material changes or strategic investments in the business (e.g., mergers, acquisitions, divestitures, certain designated significant capital investments or gains), the Management Committee reserves the right, without limitation, to make corresponding adjustments to any or all aspects of the Plan (i.e., funding schedules, individual objectives, etc.). For changes that affect the SMT, the Compensation Committee of the Board must approve respective changes.

OBJECTIVES UPDATE

In those instances where organizational objectives or priorities supersede a participant’s objectives, appropriate adjustments to the participant’s objectives must be reviewed and approved by the Management Committee.

ANNUAL PAYOUT

Annual incentives will be distributed within two and a half months after the year-end (i.e, by March 15).

Except as set forth below, payouts in excess of 200% of target will be made in restricted stock with a vesting schedule of 50% per year over the following two years. If the participant announces his or her retirement after any such restricted stock is issued, the restrictions on such shares shall lapse. Notwithstanding the foregoing, if the participant’s employment terminates by reason of retirement during the plan year, payout in excess of 200% of target will be made in cash.

TERMINATION

Should a participant’s employment terminate prior to the end of the Plan year for any reason other than retirement, death, or disability, the participant will not be entitled to an incentive payment for the Plan year.

2007 Tennant STIP

Tennant Company	Incentive Plan

If a participant’s employment with the Company terminates by reason of retirement, death, or disability, a prorated payment will be made within 2-1/2 months following the end of the performance period, based upon the time the participant served during the performance period. The final award will be based on the performance over the entire performance period. In the event of termination of the participant’s employment by reason of retirement, death or disability, any election to receive payout in the form of Deferred Stock Units (DSUs) shall be null and void.

CHANGE IN JOB WITHIN THE COMPANY

A participant who is promoted or demoted from a STIP-eligible job to another STIP-eligible job with a different STIP Target Award Percent will have a prorated payment based upon the time served in each job during the Plan year, provided at least three months was served in each job. If a participant is in an eligible job for less than three months during the Plan year, the payment is based on the target award percent of the job served in the longest.

A participant who changes jobs but is not eligible for this Plan retains the right to a prorated payment under this Plan based on the length of time in the eligible job provided at least three months was served in the STIP-eligible job.

EMPLOYMENT AT WILL

Participation in the Incentive Plan does not constitute a guarantee of continued employment to individuals in the Plan. Employment with the Company remains “at will,” which means that all aspects of the job, including employment by the Company, may be changed or terminated by the Company at any time with or without cause. Likewise, the individual may terminate employment with Tennant.

PLAN INTERRUPTION AND IMPLEMENTATION

The Company reserves the right, without limitation, to interpret and implement this Plan in accordance with the 1999 Stock Incentive Plan. Interpretations of this Plan are generally made by the Compensation Committee of the Board.

Participant Signature
Date

Manager Signature
Date

SLT Member Signature
Date

2007 Tennant STIP